Exhibit 99.1

Kingston, N.Y.---(Business Wire)---December 7, 2004---Image Technology Laboratories, Inc. ("ITL") OTCBB:IMTL) a RIS/PACS single database provider for the practice of radiology today announced that its founder Dr. David Ryon, 59, passed away unexpectedly last night due to cardiac failure while undergoing treatment for an unrelated illness.


Dr. Ryon was a founder and principal stockholder of ITL and a co-developer of ITL's WarpSpeed PACS/RIS. He was appointed to the Board of Directors and to serve as Image Technology's President and Chief Executive Officer in December 1997. Dr. Ryon was the founder of the Kingston Diagnostic Center in Kingston, New York. He founded and operated the Kingston Diagnostic Center as a sole proprietor from its inception in 1992 until the sale of the business in 1997. Dr. Ryon worked as a radiologist at the Kingston Hospital for five years before founding the Center. He graduated as an M.D. cum laude from Albany Medical College in 1975 and served residencies in surgery and radiology at Albany Center Hospital. Among other post-graduate specialties, Dr. Ryon also trained as an Emergency Physician. Prior to becoming a physician, He earned a B.S. in physics with High Honors and an M.S. in engineering at the University of Rochester. Dr. Ryon worked as an engineer at General Electric in the medical systems division after graduation where he gained experience in the patent process.

ITL announced that the Board of Directors has approved the already anticipated promotion of Barry Muradian to President and Chief Executive Officer to replace Dr. Ryon. Mr. Muradian was formerly Vice President and Chief Operating Officer. Mr. Muradian brings many years of industry experience and leadership, most recently with IDX Systems Corporation and GE Medical Systems Information Technologies.

BARRY MURADIAN STATED, "DR. RYON WAS A VISIONARY AND A FOUNDING PARTNER OF THE COMPANY WHOSE, INNOVATIVE SKILLS, DEDICATION AND INSPIRING LEADERSHIP AS BOTH A RADIOLOGIST AND ENGINEER HAVE BROUGHT THE CONCEPT OF THE ITL WARPSPEED RIS/PACS SINGLE DATA BASE SOLUTION TO FRUITION, FOR WHICH WE ARE ALL DEEPLY APPRECIATIVE. HIS PASSING IS A SOURCE OF DEEP PERSONAL LOSS FOR ALL OF US WHO KNEW AND WORKED WITH HIM. THE ITL TEAM IS MORE DEDICATED THAN EVER TO BRING DR. RYON'S VISION FOR ITL TO THE NEXT LEVEL AND I LOOK FORWARD TO THE CHALLENGES AND OPPORTUNITIES AHEAD."

MR. LEW EDWARDS, A FOUNDING PARTNER, WILL MOVE UP TO CHAIRMAN OF THE BOARD, EXECUTIVE VICE PRESIDENT AND WILL REMAIN CHIEF TECHNOLOGY OFFICER. MR EDWARDS NOTED, "DAVE'S PASSING IS AN INCALCULABLE PERSONAL AND PROFESSIONAL LOSS, BUT I AM CONFIDENT IN BARRY MURADIAN'S ABILITY, BACKGROUND AND COMMITMENT TO REALIZING ITL BUSINESS PLAN. I EXPECT THAT OUR EMPLOYEES AND SHAREHOLDERS WILL BE REWARDED FOR THEIR LOYALTY AND FAITH AS THE MARKETPLACE RECOGNIZES OUR VALUE AND ITL CONTINUES IT'S JOURNEY FORWARD."

About Image Technology Laboratories, Inc.

ITL WarpSpeed system is a totally integrated business solution for radiology practices. The system features its proprietary multi-monitor touch screen controlled workstation. Through its unique architecture ITL has combined a picture archiving and communications systems (PACS) and a radiology information system (RIS) into a single product that encompasses all facets of the business of radiology. The solution has unlimited scalability. At the heart of the system is the workflow manager that assigns and routes units of work across the enterprise. The workflow manager has the ability to link hospitals and multiple freestanding centers that have a business relationship to form one large cooperative radiology practice.

Safe Harbor Statement

The information contained in this press release, including any "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-KSB and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.

ITL is located at 602 Enterprise Drive, Kingston, NY.
For information call (845) 336-4910.

Contact:
Valerie E. McDowell
Investor Relations of Image Technology Laboratories, Inc.
(845) 336-4910 VMCDOWELL@IMAGETECHLABS.COM


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